                                                                    Exhibit 16.1




April 22, 2002



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Dear Sir/Madam:


We have read the first four paragraphs of Item 4 included in the Form 8-K dated April 19, 2002 of Mediacom LLC and Mediacom Capital Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,



/s/ Arthur Andersen LLP